--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549



                                     FORM 8-K

                                 (AMENDMENT NO. 1)

                                  CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report:  March 31, 1997


                               SPARTAN MOTORS, INC.
(Exact Name of Registrant as Specified in Charter)


          MICHIGAN                 0-13611              38-2078923
  (State or Other Jurisdic-       (Commission           (IRS Employer
    tion of Incorporation)        File Number)          Identification No.)


     1000 REYNOLDS ROAD
     CHARLOTTE, MICHIGAN                                       48813
(Address of Principal Executive Offices)                     (Zip Code)


                                 (517) 543-6400
                (Registrant's telephone number, including area code)



--------------------------------------------------------------------------------

ITEM 7(C)  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) The following Financial Statements of Business Acquired required by this Item follow on pages 3 to 38 and are filed as part of this report.

          (i)  Carpenter Industries, LLC (formerly Carpenter Manufacturing,
     Inc.)

               -  Report of Independent Auditors
               -  Balance Sheets as of December 31, 1996 and 1995
               - Statements of Operations for the Fiscal Years Ended December 31, 1996 and 1995
               - Statement of Changes in Owners' Equity (Deficit) for the Fiscal Years Ended December 31, 1996 and 1995
               - Statements of Cash Flows for the Fiscal Years ended December 31, 1996 and 1995
               - Notes to Financial Statements for the Fiscal Years ended December 31, 1996 and 1995

          (ii)  Carpenter Manufacturing, Inc.

               -  Report of Independent Auditors
               - Statements of Operations and Retained Deficit for the Fiscal Years ended December 31, 1994 and 1993
               -  Balance Sheets as of December 31, 1994 and 1993
               - Statements of Cash Flows for the Fiscal Years ended December 31, 1994 and 1993
               - Notes to Financial Statements for the Fiscal Years ended December 31, 1994 and 1993

     (b) The PRO FORMA Financial Information required by this Item follows on pages 39 to 41 and is filed as part of this report.

          - PRO FORMA Consolidated Income Statements for the Fiscal Year ended December 31, 1996 (unaudited)
          - PRO FORMA Consolidated Balance Sheets for the Fiscal Year ended December 31, 1996 (unaudited)
          -  Notes to PRO FORMA Financial Statements

     (c)   Exhibits:

          23.1  Consent of Birk Gross Bell & Coulter, P.C. dated March 27, 1997.

          23.2  Consent of Crowe, Chizek and Company dated March 31, 1997.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SPARTAN MOTORS, INC.


Dated: March 31, 1997                    By  /S/ RICHARD J. SCHALTER
                                             Richard J. Schalter
                                             Secretary and Treasurer

               [BIRK GROSS BELL & COULTER, P.C. LETTERHEAD]


                       INDEPENDENT AUDITORS' REPORT


Board of Directors
Carpenter Industries, Inc.
Richmond, Indiana

Board of Directors
Carpenter Industries, LLC
Indianapolis, Indiana


We have audited the accompanying balance sheets of Carpenter Industries, LLC (formerly Carpenter Manufacturing, Inc.) as of December, 31, 1996 and 1995 and the related statements of operations, cash flows and changes in owners' deficit for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carpenter Industries, LLC as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 2, on January 6, 1997, the Company completed the sale and transfer of substantially all its bus manufacturing operations into a newly formed entity, Carpenter Industries, Inc.


/s/ Birk Gross Bell & Coulter, P.C.
March 2, 1997

                         CARPENTER INDUSTRIES, LLC

                BALANCE SHEETS - DECEMBER 31, 1996 AND 1995


                                  ASSETS
Current assets:                                                         1996             1995
                                                                    -----------      -----------
  Cash                                                              $    14,112      $    19,380
  Accounts receivable, net of
    allowance for doubtful accounts of $1,630,877;
    1996 and $858,787; 1995 (Notes 6 and 7)                          10,047,753        1,419,822
  Inventories (Notes 6, 7 and 8)                                     27,573,282       32,413,078
  Prepaid expenses and other current assets                           1,315,585          340,092
  Deferred tax asset (Note 10)                                               --        3,150,000
                                                                    -----------      -----------

        Total current assets                                         38,950,732       37,342,372
                                                                    -----------      -----------

Property, plant and equipment
  (Notes 3 and 8):
    Land                                                                323,157           98,590
    Building and improvements                                         3,148,372          612,041
    Machinery and equipment                                           6,178,264        5,972,955
                                                                    -----------      -----------
                                                                      9,649,793        6,683,586
    Less accumulated depreciation and
      amortization                                                   (3,360,481)      (2,410,741)
                                                                    -----------      -----------
                                                                      6,289,312        4,272,845
                                                                    ===========      ===========

Other assets:
  Investment in unconsolidated subsidiary
    held for sale (Note 2)                                                   --           38,802
  Other assets                                                          222,568          243,346
                                                                    -----------      -----------
                                                                        222,568          282,148
                                                                    -----------      -----------

                                                                    $45,462,612      $41,897,365
                                                                    ===========      ===========

                      LIABILITIES AND OWNERS' DEFICIT
                                                                        1996             1995
                                                                    -----------      -----------
Current liabilities:
 Amount due bank (Note 5)                                           $ 1,234,046      $   947,830
 Line of credit (Note 6)                                              7,000,000        3,396,546
 Notes payable (Note 7)                                                 129,806               --
 Note payable, Newcourt (Note 7)                                     36,285,278       31,665,285
 Current portion of long-term debt (Note 8)                           1,546,538        2,670,539
 Current portion of capital leases (Note 3)                              60,101           56,140
 Accounts payable                                                    12,119,537       10,763,684
 Customer deposits                                                      246,467          145,511
 Accrued compensation and payroll taxes                                 359,678          530,044
 Other accrued liabilities (Note 13)                                  3,661,081        3,327,548
 Note payable, member (Note 7)                                        6,149,020               --
                                                                    -----------      -----------

        Total current liabilities                                    68,791,552       53,503,127
                                                                    -----------      -----------

Long-term liabilities, net of current portion:
 Long term debt (Note 8)                                              3,939,180       13,199,125
 Capital leases (Note 3)                                                177,948          172,514
                                                                    -----------      -----------

                                                                      4,117,128       13,371,639
                                                                    -----------      -----------

Commitments and contingencies
 (Notes 2, 7, 13, 14 and 15)                                                 --               --

Owners' deficit (Note 2):
 Common stock, no par value; 1,100 shares
   authorized, and 350 shares issued and outstanding                         --          200,000
 LLC members capital                                                 16,570,608               --
 Accumulated deficit                                                (44,016,676)     (25,177,401)
                                                                    -----------      -----------

                                                                    (27,446,068)     (24,977,401)
                                                                    -----------      -----------

                                                                    $45,462,612      $41,897,365
                                                                    ===========      ===========

See notes to financial statements.

                         CARPENTER INDUSTRIES, LLC

                         STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1996 AND 1995
                                                            1996             1995
                                                        ------------     ------------
Sales                                                   $ 80,466,987     $ 88,387,121
Competitive allowance                                    (12,424,101)     (14,538,057)
                                                        ------------     ------------

Net sales                                                 68,042,886       73,849,064

Cost of goods sold                                        80,748,629       85,414,323
                                                        ------------     ------------

Gross margin (loss)                                      (12,705,743)     (11,565,259)

Selling, general and administrative expenses               5,318,296        3,556,810
                                                        ------------     ------------

Operating loss                                           (18,024,039)     (15,122,069)

Other income (expense):
    Gain on sale of subsidiary (Note 2)                    7,658,890               --
    Interest expense                                      (5,621,072)      (3,548,013)
    Other income (expense)                                   317,462         (352,814)
    Equity in earnings of unconsolidated
      subsidiary (Note 2)                                     (8,473)          38,802
                                                        ------------     ------------
                                                           2,346,807       (3,862,025)
                                                        ------------     ------------

Loss before income taxes                                 (15,677,232)     (18,984,094)

Income taxes benefit (expense) (Note 10)                  (3,162,043)       3,150,000
                                                        ------------     ------------

Net loss                                                $(18,839,275)    $(15,834,094)
                                                        ============     ============

See notes to financial statements.

                        CARPENTER  INDUSTRIES, LLC

             STATEMENT OF CHANGES IN OWNERS' EQUITY (DEFICIT)

                  YEARS ENDED DECEMBER 31, 1996 AND 1995
                                                           ADDITIONAL
                                            COMMON          PAID IN            MEMBERS        ACCUMULATED
                                            STOCK           CAPITAL            EQUITY           DEFICIT
                                           --------       ------------      -----------      ------------
Balance at December 31, 1994               $200,000       $         --      $        --      $ (9,343,307)

1995 net loss                                    --                 --               --       (15,834,094)
                                           --------       ------------      -----------      ------------

Balance at December 31, 1995                200,000                 --               --       (25,177,401)

Contribution of debt to paid in
 capital, June 1996 (Note 2)                     --         15,910,325               --                --

Liquidation of Carpenter
 Manufacturing, Inc. and
 contribution to Carpenter
 Industries, LLC (Note 2)                  (200,000)       (15,910,325)      16,110,325                --

Withdrawals of members capital,
 November, 1996                                  --                 --       (7,697,717)               --

Contribution of debt to members
 capital, December, 1996                         --                 --        8,158,000                --

1996 net loss                                    --                 --               --       (18,839,275)
                                           --------       ------------      -----------      ------------

Balance at December 31, 1996               $     --       $         --      $16,570,608      $(44,016,676)
                                           ========       ============      ===========      ============

See notes to financial statements.

                         CARPENTER INDUSTRIES, LLC

                         STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996 AND 1995
                                                                     1996             1995
                                                                 ------------     ------------
Cash flows from operating activities:
    Net loss                                                     $(18,839,275)    $(15,834,094)
    Adjustments to reconcile net loss to
     net cash used in operating activities:
     Depreciation and amortization                                    974,992          768,740
     Gain on sale of subsidiary and other assets                   (7,944,669)              --
     Deferred tax provision                                         3,150,000       (3,150,000)
     Change in assets and liabilities:
       (Increase) decrease in:
          Accounts receivable                                      (8,627,931)         840,978
          Inventories                                               4,839,796       (9,108,713)
          Prepaid expenses and other current assets                  (975,493)         193,280
          Other assets                                                 20,778          (65,507)
       Increase (decrease) in:
          Accounts payable                                          1,355,853        1,030,322
          Customer deposits                                           100,956          145,511
          Accrued compensation and payroll taxes                     (170,366)        (155,905)
          Accrued expenses and other current liabilities              333,533        2,178,618
                                                                 ------------     ------------
              Total adjustments                                    (6,942,551)      (7,322,676)
                                                                 ------------     ------------

Net cash used in operating activities                             (25,781,826)     (23,156,770)
                                                                 ------------     ------------

Cash flows from investing activities:
     Proceeds from sale of subsidiary                               7,697,718               --
     Proceeds from sale of property and equipment                     359,100               --
     Increase in investment in subsidiary                                  --          (38,802)
     Purchase of property and equipment                            (3,064,806)      (2,706,778)
                                                                 ------------     ------------

Net cash provided by (used in) investing activities                 4,992,012       (2,745,580)
                                                                 ------------     ------------






                                     -9-

Cash flows from financing activities:
    Debt borrowings                                                22,773,292       15,243,634
    Withdrawal of capital                                          (7,697,718)              --
    Net change in amount due bank and note payable                  8,639,470       20,438,841
    Payments on long-term debt                                     (2,939,893)      (9,941,391)
    Borrowings from capital lease                                      75,924          205,467
    Payments on capital leases                                        (66,529)         (41,490)
                                                                 ------------     ------------

Net cash provided by financing activities                          20,784,546       25,905,061
                                                                 ------------     ------------

Net change in cash                                                     (5,268)           2,711

Cash, beginning of year                                                19,380           16,669
                                                                 ------------     ------------

Cash, end of year                                                $     14,112     $     19,380
                                                                 ============     ============

Supplemental cash flow information:
    Interest paid                                                $  5,267,681     $  2,771,365
                                                                 ============     ============

Supplemental schedule of non-cash investing and financing transactions:

On June 27, 1996, the shareholders of Carpenter Manufacturing, Inc. contributed all loans then outstanding to the Company as additional paid in capital. The effect of this transaction was to reduce long-term debt and increase paid in capital by $15,910,325.

In December 1996, the members of Carpenter Industries, LLC contributed to capital $8,158,000 of outstanding loans. The effect of this transaction was to increase members capital and decrease notes payable to $8,158,000.



See notes to financial statements.

                         CARPENTER INDUSTRIES, LLC

                       NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF
     BUSINESS:

     DESCRIPTION OF BUSINESS.

     Carpenter Industries, LLC, formerly Carpenter Manufacturing, Inc. (the Company) is a manufacturer of school bus bodies. The bus bodies may be attached to either a dealer-provided or a Company-provided chassis. The bodies are sold, on an unsecured basis, through a nationwide network of exclusive Carpenter dealers. The Company was originally incorporated in Indiana in 1990 and was reorganized in June, 1996 and is located in Richmond, Indiana, (headquarters and primary manufacturing facility), and Mitchell, Indiana (manufacturing facility). During 1995, the headquarters and primary manufacturing facility moved to Richmond, Indiana (See Note 2).

     CONSOLIDATION.

     The financial statements include the accounts of Carpenter Industries, LLC (Parent Company) only. The investment in a majority-owned affiliate where control was "temporary" (Curtis International, Inc.) was accounted for on the equity method. The Company's share of the affiliates' earnings for 1995 and 1996, prior to the sale of the investment are included in the statement of operations. This investment was sold in November, 1996 (See Note 2).

     BUSINESS, CREDIT AND OTHER CONCENTRATIONS.

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company's customers are not concentrated in any one specific geographic region. The credit risk associated with trade receivables within this specific industry may be affected by changes in economic or other conditions and may, accordingly, impact the Company's overall credit risk. The Company reviews a customers credit history before extending credit. A provision for doubtful accounts is established based on review of specific customer accounts as needed.

     During 1996 and 1995, one customer accounted for approximately 15% and 13% of the Company's sales, respectively. One other customer

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS (CONTINUED):

     accounted for approximately 15% of 1996 sales, while another customer accounted for approximately 16% of 1995 sales.

     The Company currently purchases a substantial portion of chassis for the forward control style bus (a significant component of its product) from one supplier. (See Note 2.) Company provided chassis for all other bus styles are purchased from Ford, Chevrolet and GMC authorized dealers.

     INVENTORIES.

     Inventories are stated at the lower of cost or market, cost being determined based on standard cost which approximates the first-in, first-out (FIFO) method.

     Inventories consisted of the following at December 31, 1996 and 1995:

                                                      1996             1995
                                                   -----------      -----------
     Raw materials                                 $12,902,085      $12,026,867
     Chassis                                         8,809,534        8,023,688
     Work in process on-line                           870,006          260,405
     Work in process off-line                        8,217,542       14,328,003
     Less reserve for obsolete inventory            (3,225,885)      (2,225,885)
                                                   -----------      -----------

                                                   $27,573,282      $32,413,078
                                                   ===========      ===========

     PROPERTY, PLANT AND EQUIPMENT.

     Property, plant and equipment are recorded at cost less accumulated depreciation. Expenditures for maintenance, repairs and minor renewals are charged to expense in the period incurred. Improvements

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS (CONTINUED):

     and major renewals are capitalized. The cost of property, plant and equipment sold or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts, and the resulting gain or loss is reflected in other income and expense. Depreciation is provided for on a straight-line basis over the estimated useful lives of the various classes of assets as follows:

          Building and improvements          7 - 25 years
          Machinery and equipment            3 - 7 years

     Depreciation expense was $974,992 and $768,740 for the years ending December 31, 1996 and 1995, respectively.

     INCOME TAXES.

     The Company is a Limited liability company (LLC). For income tax purposes, an LLC is treated similar to a partnership. Accordingly, income, losses and other tax-related transactions are recognized by the individual members and no provision for state or federal taxes are recognized in the accompanying financial statements for the period the Company has operated as an LLC.

     Prior to becoming an LLC, the Company accounted for income taxes in accordance with Statement of Financial Accounting Standards No.
     109 "Accounting for Income Taxes" (SFAS 109), as required. SFAS 109 provides for current and deferred tax liabilities and assets utilizing an asset and liability approach along with a valuation allowance as appropriate. (See Note 10.)

     ESTIMATES.

     The timely preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS (CONTINUED):

     disclosures. Actual results could differ from those estimates. Estimates are used when accounting for allowances for doubtful accounts, inventory obsolescence, product warranty, depreciation and amortization, taxes and contingencies.

     PRODUCT WARRANTIES.

     Estimated future costs applicable to products sold under warranties are charged to expense in the year of sale.

     RECLASSIFICATIONS.

     Certain amounts reported in 1995 have been reclassified to conform to the 1996 classifications.

2.   CORPORATE REORGANIZATION, RESTRUCTURING, ACQUISITIONS AND
     DISPOSITIONS:

     CORPORATE RESTRUCTURING.

          PLANT RELOCATION. During 1995, the Board of Directors voted to move its' major production operations from the Mitchell, Indiana, facility to a plant leased in Richmond, Indiana. Production began in Richmond during the fall of 1995. Costs associated with closing the Mitchell production facility and related relocation costs have been recorded in the results of operations for 1995.

          On November 12, 1996, the Company purchased the Richmond facility for $2,500,000 from the City of Richmond, Indiana.

          CONTRIBUTION OF PAID IN CAPITAL. On June 27, 1996, the shareholders of the Company agreed to contribute all outstanding loans through June 22, 1996 as paid in capital to Carpenter. The Curtis Publishing Company contributed $14,410,285 to paid in capital and Dr. Buert R. SerVaas contributed $1,500,040 to paid in capital.

          PLAN OF LIQUIDATION AND ORGANIZATION OF CARPENTER INDUSTRIES, LLC. On June 28, 1996, the shareholders and directors of Carpenter

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


2. CORPORATE REORGANIZATION, RESTRUCTURING, ACQUISITIONS AND DISPOSITIONS (CONTINUED):

     Manufacturing, Inc. adopted a Plan of Complete Liquidation of Carpenter Manufacturing, Inc., with all assets distributed, in kind to the shareholders, subject to all debts and liabilities of the Company. In addition, a liquidating trust was set up to pay claims and receive any uncollected claims, contingent assets or other assets of the Company which may be converted to cash or distributed directly to the shareholders within the terms of the Trust.

          On June 28, 1996, the former shareholders of Carpenter Manufacturing, Inc., formed Carpenter Industries, LLC (LLC), an Indiana limited liability company to engage in the business of manufacturing buses and other automotive products. The former shareholders of Carpenter Manufacturing, Inc. (now the LLC members) contributed to LLC these assets subject to all debts and liabilities for their respective percentage interests as members in the LLC. Carpenter Industries, LLC is continuing the business formerly operated by Carpenter Manufacturing, Inc. This transaction was accounted for as a reorganization of entities under common control in accordance with APB No. 16. Consequently, it has no material effect on the recorded amounts (historical cost) or presentation of the Company's financial statements.

          ACQUISITION AND SALE OF UNCONSOLIDATED SUBSIDIARY. Effective January 1, 1995, the Company acquired an 80% interest in Curtis International, Inc. and its foreign subsidiaries (CII) from the Curtis Publishing Company (Curtis), a related party (owned 100% by Dr. Buert R. SerVaas), in exchange for 150 newly issued shares of Carpenter Manufacturing, Inc. This transaction was treated as a reorganization of affiliated entities with common ownership and control. Furthermore, the shares of Carpenter Manufacturing, Inc.
     had no determinable fair market value, consequently the original investment was recorded at no cost.

          On November 21, 1996, the Company sold their interest in CII to the 20% minority shareholder of CII for $7,697,717. The gain on the sale of this investment was $7,658,890. Since control of CII was temporary, the investment was accounted for using the equity method as of December 31, 1995 in accordance with Statement of Financial

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


2. CORPORATE REORGANIZATION, RESTRUCTURING, ACQUISITIONS AND DISPOSITIONS (CONTINUED):

     Accounting Standards No. 94 and was classified as an asset held for sale in the accompanying balance sheet.

          The Company's 80% share of the income (loss) from the investment in CII in 1996 and 1995 was $(8,473) and $38,802, respectively.

     NET ASSET SALE AND REORGANIZATION (SUBSEQUENT EVENTS).

          On January 6, 1997, the Company completed the transfer of substantially all bus manufacturing operations located in Richmond, Indiana into a newly formed entity, Carpenter Industries, Inc. as
     part of a tax free reorganization.   Carpenter Industries, LLC was
     renamed Curtis Coach & Equipment, LLC. The manufacturing facility in Mitchell, Indiana, where certain tool and die, parts fabrication and bus rework operations are conducted were not transferred and remain as continuing operations of Curtis Coach & Equipment, LLC. In addition, certain semi-finished buses and related parts (approximately 490 buses) were excluded from the assets transferred along with associated direct floor plan inventory debt payable to Newcourt Financial USA, Inc. (See Notes 7 and 15.) In exchange for the transfer of the bus manufacturing operations, the Company received a 33 1/3 percent equity interest in Carpenter Industries, Inc. Carpenter Industries, Inc. agreed to assume all liabilities of the Company except liabilities related to the Mitchell facilities, the Newcourt inventory financing arrangement on all semi-finished buses as well as product warranty and liability claims on such semi-finished buses. Recovery Equity Investors, II, L.P. purchased a 33 1/3 percent interest in Carpenter Industries, Inc., for $10,000,000. Spartan Motors, Inc., a major supplier of chassis for the forward control style bus, purchased a 33 1/3 percent interest in Carpenter Industries, Inc., for an additional $10,000,000.

          The following condensed Pro-forma balance sheet of Carpenter Industries, LLC as of December 31, 1996, illustrates the effects of the sale and transfer of substantially all assets, subject to liabilities from LLC to Carpenter Industries, Inc.:

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


2. CORPORATE REORGANIZATION, RESTRUCTURING, ACQUISITIONS AND DISPOSITIONS (CONTINUED):

                          Pro-Forma Balance Sheet
                         Carpenter Industries, LLC
                             December 31, 1996

                          (Amounts in Thousands)
                                                           PRO-FORMA
                                          HISTORICAL      ADJUSTMENTS       PRO-FORMA
                                          ----------      -----------       ---------
              ASSETS
      Current assets                        $38,951        $(30,643)        $  8,308
      Property, plant and
          equipment, net                      6,289          (5,883)             406
      Other assets                              223            (223)              --
                                            -------        --------         --------

             Total assets                   $45,463        $(36,749)        $  8,714
                                            =======        ========         ========

      LIABILITIES AND OWNERS' DEFICIT

      Current liabilities                   $68,792        $(58,092)        $ 10,700
      Non-current liabilities                 4,117          (4,117)              --
                                            -------        --------         --------
             Total liabilities               72,909         (62,209)          10,700
                                            -------        --------         --------

      LLC members' capital                   16,571              --           16,571
      Accumulated deficit                   (44,017)         25,460          (18,557)
                                            -------        --------         --------
             Total owners' deficit          (27,446)         25,460           (1,986)
                                            -------        --------         --------

             Total liabilities and
               owners' deficit              $45,463        $(36,749)        $  8,714
                                            =======        ========         ========

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


3.   CAPITAL LEASE OBLIGATIONS:

     Certain of the Company's equipment leases qualify as capital leases. The Company has included these leases in property, plant and equipment as follows:

          Machinery and equipment                       $ 374,595
          Accumulated amortization                       (126,320)
                                                        ---------

          Net leased machinery and equipment            $ 248,275
                                                        =========

     The following is a schedule by year of future minimum lease payments under these capital leases together with the present value of net minimum lease payments at December 31, 1996:

          YEAR                                       AMOUNT
          ----                                       ------
          1997                                      $ 67,625
          1998                                        73,596
          1999                                        66,703
          2000                                        62,921
          2001                                         1,505
                                                    --------
     Total minimum lease payments                    272,350
     Amounts representing interest                   (34,301)
                                                    --------

     Present value of minimum lease payments        $238,049
                                                    ========

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


4.   OPERATING LEASES:

     The Company leases property and equipment under operating lease agreements. Leases generally provide that the Company shall pay the cost of utilities, insurance, taxes and maintenance except for the building lease in Richmond, Indiana under which the City of Richmond was required to pay under the terms of the lease. This lease was terminated on November 12, 1996 when the Company purchased the building (See Notes 2 and 8). Rent expense for the years ended December 31, 1996 and 1995 was $341,329 and $547,527 which includes $208,824 and $188,157, respectively, paid to SerVaas, Inc., a related party. (See Notes 2 and 9.)

     A summary of the future minimum operating lease obligations follows:

       YEAR ENDING DECEMBER 31,
       ------------------------
               1997                             $ 60,611
               1998                               45,970
               1999                               42,096
               2000                               27,983
               2001                                1,217
                                                --------

                                                $177,877
                                                ========

5.   AMOUNTS DUE BANK:

     Amounts due bank represent amounts for checks written and released but not presented to the bank for payment.

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


6.   LINE OF CREDIT:

     At December 31, 1996, the Company had available a line of credit provided as a joint facility with Wayne Bank, N.A. and Peoples Bank, N.A. This credit facility provided for borrowings equal to the lesser of $7,000,000 or the borrowing base as defined. Interest is payable monthly at prime plus 1% and prime plus 1.25% for Wayne Bank, N.A. and Peoples Bank, N.A., respectively (9.25% and 9.5%, respectively at December 31, 1996). Borrowings under this facility are collateralized by raw material inventory and accounts receivable, and all general intangibles and guaranteed by SerVaas, Inc., Dr. Buert R. SerVaas and Timothy S. Durham. At December 31, 1996, the Company had $7,000,000 outstanding under this facility.

     At December 31, 1995, the Company had outstanding $3,396,546 under a credit facility with Star Bank. This facility was refinanced on March 5, 1996.

7.   NOTES PAYABLE:

     SHORT-TERM NOTES:

     Note payable officer, unsecured no stated
       interest rate.  Paid in full, January, 1997.           $ 19,806

     Note payable to former distributor, payable
       in monthly installments of $15,000 plus
       interest at 10% through August, 1997.                    110,00
                                                              --------

                                                              $129,806
                                                              ========

     NOTE PAYABLE, NEWCOURT.

          The note payable to Newcourt Financial USA, Inc. (Newcourt) permits borrowings secured by bus body units in advance of shipment under the Company line of credit. In addition, the agreement permits the Company to borrow additional amounts to finance bus bodies

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


7.   NOTES PAYABLE (CONTINUED):

     manufactured for specific dealers from lines of credit held by these dealers. The Company pays monthly interest payments on all bus units financed at prime plus 1.5% (9.75% at December 31, 1996) until date of shipment. Subsequent to shipment, the Company pays interest on the Company line units until such time the debt is paid in accordance with the terms described below. In addition, the Company pays interest on the "Dealer line" units for a period of thirty to sixty days after shipment based on the terms with the individual dealers. Newcourt also advances borrowings to the Company for chassis purchased from one of its primary suppliers (Spartan Motors, Inc.), with those monies going directly to Spartan Motors, Inc.

          The Company also borrows on the Newcourt facility to purchase Chevrolet and GMC chassis from various dealers. All advances described above are due and payable the earlier of: 1) receipt of proceeds from the sale by the Company; 2) three hundred sixty days after the date of the loan. This loan is guaranteed by SerVaas, Inc. and The Curtis Publishing Company.

          As of December 31, 1996, the Company had delivered certain buses without remitting payment to Newcourt within specified terms and uncollected monies on certain open accounts receivable from its dealers on buses sold and financed by Newcourt under the terms of its credit lines. Such amounts totalling $6,132,644 had not been disbursed to Newcourt as required under the terms of the loan agreement as described above. The members of the LLC have provided a note receivable backed by an irrevocable letter of credit for $3,000,000 to Newcourt to secure this amount.

          The agreement with Newcourt also includes a repurchase and remarketing provision. Under this provision, the Company may be required by Newcourt to repurchase previously sold units on which dealers have defaulted. As of December 31, 1996, the total amount subject to repurchase obligation for Carpenter sold bus bodies was approximately $5,900,000. Historically, losses under this repurchase provision have not been significant.

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


7.   NOTES PAYABLE (CONTINUED):

     NOTE PAYABLE, MEMBER.

          The note payable to member of $6,149,020 at December 31, 1996 is due January 13, 1997. This note was renewed on January 13, 1997 at an interest rate of 2% over prime, payable on demand and is unsecured.

8.   LONG-TERM DEBT AT DECEMBER 31, 1996 AND 1995 CONSISTS OF:

                                                                            1996           1995
                                                                         ----------     -----------
     Various notes payable to SerVaas, Inc., and
          Dr. Buert R. SerVaas; subordinated to Wayne
          Bank & Trust; debt contributed as paid in
          capital in June, 1996 (See Note 2).                            $       --     $11,120,548

     Notes payable to Harsco Corporation; one requires
          quarterly installments of $38,298; the other monthly
          installments of $84,545; both including interest at
          8%; due August 1999 and June 1997, respectively;
          secured by equipment and inventory purchased
          and guaranteed by SerVaas, Inc.                                $  831,559     $ 1,893,220

     Term notes, payable in monthly payments of
          $3,385 and $2,050, including interest at the
          Wall Street Journal published rate plus 1% (9.25%
          at December 31, 1996) and 4%, respectively;
          secured by specified equipment and guaranteed
          by Dr. Buert SerVaas, Tim Durham (President
          to Carpenter Industries, LLC) and SerVaas, Inc.                   245,350         286,790

     Payable to Creditors' Committee of Carpenter
          Body Works, Inc., single payment of $500,000 due
          April, 1996; unsecured; noninterest-bearing with
          interest imputed at 11.5%; plus interest at a rate of
          15% after June 1, 1996.  (See Note 14).                           543,750         473,183



                                     -22-

     Distributorship settlement to EDM Corporation;
          $100,417 due March, 1996 and additional $100,000
          due in monthly payments of $4,387 including interest
          at 5% commencing March, 1996; due February, 1998.
          (See Note 14).                                                     55,403         200,417

     Note payable to Newcourt Financial Corporation;
          monthly installments of $30,907 including interest
          at 8.56%; due December, 2000.  Secured by
          equipment and guaranteed by SerVaas, Inc.                       1,247,881       1,499,374

     Note payable to the City of Richmond; interest only
          at 4.5% for 120 months principal due in balloon
          payment November 12, 2006; secured by first
          mortgage on property.                                           2,500,000              --

     Notes payable to vendors, and bank interest from
          10-12%; paid off in 1996.                                              --         381,084

     Various other notes payables, monthly installments
          ranging from $548 to $638 including interest from
          8.4% to 9.5% through April 2001, one note requires
          a balloon payment of $18,223 due November 13,
          2000, loans secured by vehicles.                                   61,775          15,048
                                                                         ----------     -----------
                                                                          5,485,718      15,869,644
     Current maturities                                                   1,546,538       2,670,539
                                                                         ----------     -----------

     Long-term debt, net                                                 $3,939,180     $13,199,125
                                                                         ==========     ===========

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


8.   LONG-TERM DEBT AT DECEMBER 31, 1996 AND 1995 CONSISTS OF (CONTINUED):

     Scheduled principal payments are due on the outstanding long-term debt as follows:

          YEAR                                 AMOUNT
          ----                               ----------
          1997                               $1,546,538
          1998                                  509,102
          1999                                  467,051
          2000                                  436,801
          2001                                   26,226
          Thereafter                          2,500,000
                                             ----------

                                             $5,485,718
                                             ==========

9.   RELATED PARTY TRANSACTIONS:

     During 1996 and 1995, the Company had certain transactions with various companies which share common management and ownership. These transactions consisted primarily of working capital loans to supplement operations (see Notes 2 and 8) and direct expense reimbursements. In addition, the Company has two leases with SerVaas, Inc., that have been classified as operating leases (see Note 4). The Company also had a note payable to an officer of $19,806 at December 31, 1996 and a note payable to a member (owner) of $6,149,020 (See
     Note 7).

10.  INCOME TAXES:

     On June 28, 1996, the Company was reorganized as a Limited Liability Company (LLC) (See Note 2). The members of an LLC are taxed individually on the Company's taxable income as a Partnership. Accordingly, no provision for income taxes relating to the period after June of 1996 are included in the financial statements.

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


10.  INCOME TAXES (CONTINUED):

     Prior to June 28, 1996, deferred tax assets and liabilities were recognized for the expected future tax consequences of events that had been recognized in the Company's financial statements or tax returns when it was in corporate form in accordance with SFAS No. 109.

     The provision for income tax (expense) benefit includes:

                                                         1996            1995
                                                     -----------      ----------
     State tax related to corporate tax returns      $   (12,043)     $       --
     Reduction of deferred tax asset valuation
          allowance for the realization of a net
          operating loss carryforward                         --       3,150,000

     Federal income tax expense recognized
          upon corporate liquidation and sale
          of subsidiary                               (3,150,000)             --
                                                     -----------      ----------

                                                     $(3,162,043)     $3,150,000
                                                     ===========      ==========

     The deferred tax asset of $3,150,000 was recognized based on the tax impact of the corporate liquidation and reorganization as described in
     Note 2 which resulted in utilizing approximately $7,683,000 of the net operating loss carryforwards. This amount was recognized as federal income tax expense upon corporate liquidation in June 1996.

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


11.  DEFINED CONTRIBUTION PLAN:

     The Company sponsors a defined contribution profit sharing plan with 401(k) provisions for all employees of the corporation who have met certain requirements for participation. Employees may make contributions to the plan up to the lesser of 15% of their annual salary or the maximum allowable by the Internal Revenue Code ($9,500 in 1996). The Company may make discretionary contributions to the plan as determined by the Board of Directors. The Company made contributions to the plan totalling $62,254 in the year ended December 31, 1996 and no contributions to the plan for the year ended
     December 31, 1995.

12.  SELF INSURED HEALTH PLAN:

     The Company self insures its group health plan. The annual liability for each employee is limited to $125,000 by a stop loss insurance policy. The Company is liable for claims that have occurred but are unreported and unprocessed. Such claims as of December 31, 1996 and 1995 have been estimated at $250,052 and $335,100, respectively and have been recorded in the financial statements.

13.  POSTRETIREMENT HEALTHCARE AND OTHER BENEFITS:

     The Company provides certain healthcare and life insurance benefits for certain retired employees under the terms of a collective bargaining agreement for the Mitchell, Indiana location.

     In December, 1990, the Financial Accounting Standards Board issued guidance which requires companies to accrue such costs during employee service periods. The total estimated unfunded post retirement benefit expense accrued at December 13, 1996 and 1995 is $245,000.

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


14.  COMMITMENTS AND CONTINGENCIES:

     PURCHASE COMMITMENT.

          In the normal course of business, the Company enters into agreements to purchase materials for use in the manufacture of its buses. As of December 31, 1996, such commitments include the purchase of a number of chassis used for small bus production. The chassis are located at both the Richmond, Indiana facility and with a manufacturer of small buses in Canada which the Company uses as a supplier. Under this arrangement, upon sale of a bus built on one of the provided chassis, the Company is invoiced for the chassis cost plus a fee charged by the chassis dealer. At December 31, 1996, the Company had on hand approximately 200 chassis subject to this arrangement. Total costs to purchase these chassis upon completion of bus units they are to be built on is approximately $3,400,000. Costs related to this arrangement to be paid upon purchase of the chassis of approximately $191,000 has been included in the 1996 financial statements.

     EMPLOYMENT MATTERS.

          The Company is the defendant in several lawsuits involving employment matters including allegations regarding hiring and termination procedures. Management believes these suits will be settled without a material effect on the financial statements. Accordingly, no provision for potential liability relating to these suits have been recorded in the financial statements.

     CREDITORS' COMMITTEE OF CARPENTER BODY WORKS, INC.

          On November 6, 1996, the Creditors' Committee of Carpenter Body Works, Inc sued the Company for nonpayment of a promissory note of $500,000 plus interest at 15% from June 1, 1996. The full amount of the liability has been recorded, and the Company is currently negotiating a settlement of this action.

     SETTLED LITIGATION.

          During 1996, the Company settled a $400,000 lawsuit relating to damages awarded to the plaintiff arising out of a 1991 accident involving a Carpenter bus. The Company's product liability insurance

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


14.  COMMITMENTS AND CONTINGENCIES (CONTINUED):

     is covering all amounts incurred related to this suit in excess of $250,000. The financial statements include a provision in the amount of $51,448 as of December 31, 1996 for the Company's unpaid portion of losses expected under the self insured retention clause of the policy. This amount has been recorded in other accrued liabilities.

          During 1996, the Company reached a settlement in a suit involving a former distributor of the Company relating to the termination of the plaintiff's distributorship. The settlement of $200,417 has been included in the 1995 results of operations and recorded as long-term debt. (See Note 8).

          In addition, during 1996, the Company's insurance carrier settled a suit on the Company's behalf relating to an action filed in 1995. The settlement amount paid by the insurance company of $79,500 is below the Company's self insured retention amount and the insurer has made a demand on the Company for payment of $79,500. Management's position is that the settlement was excessive and to date the Company has not paid the insurance company. The financial statements include a provision recorded in other accrued liabilities of $79,500 related to this settlement.

     OTHER LITIGATION.

          The Company is also a defendant in a lawsuit filed by a former Carpenter distributor on July 26, 1996 alleging "constructive termination" of its distributorship, and seeking actual and punitive damages. The Plaintiffs initial demand was $25,000,000. The Company has filed an answer denying liability under all counts brought by the plaintiff and the parties are currently involved in discovery efforts.

          Management believes the suit is without merit and intends to vigorously defend its position against all claims. However, it is not possible to predict at this time the extent of the Company's liability, if any. Therefore, no provision for any liability relating to this suit has been included in the financial statements.

          The Company is a defendant in several additional lawsuits relating to product liability claims. Plaintiffs alleged damages from

                         CARPENTER INDUSTRIES, LLC

                  YEARS ENDED DECEMBER 31, 1996 AND 1995


14.  COMMITMENTS AND CONTINGENCIES (CONTINUED):

     $15,000 to $250,000. Certain of these suits are covered under the provisions of the Company's product liability insurance. The Company also has reached an agreement with a supplier to be indemnified in one suit. While it is not feasible to predict the outcome of these suits, management believes the ultimate outcome will not have a material effect on the Company's financial statements. Accordingly, no provision for any potential liability relating to these suits have been included in the financial statements.

     COLLECTIVE BARGAINING AGREEMENTS.

          Approximately 80% of the Company's non-management employees are covered by collective bargaining agreements that expire December, 1999, and are renewable from year to year unless either party desires to terminate the agreement sixty days prior to the expiration date or any subsequent anniversary date.

     GENERAL.

          In the normal court of business, the Company is subject to various claims, assessments and litigation. In the opinion of management, losses, if any, resulting from current litigation and other contingencies would not have a material effect on the accompanying financial statements.

15.  SUBSEQUENT EVENTS:

     As described in Note 2 to the financial statements, the Company sold substantially all of its assets subject to its liabilities. Assets retained by the Company included approximately 490 semi-finished buses and the related Newcourt floor plan debt of approximately $10,417,000. The terms of the asset sale agreement requires the Company to complete the semi-finished buses which are then sold to Carpenter Industries, Inc. (CII). Upon completion of a bus and sale to CII, the related Newcourt floor plan debt transfers to CII. The Company does remain contingently liable for buses completed and considered undeliverable. As of the date of this report, the Company has approximately 209 semi-finished buses and $5,847,000 of related floor plan debt remaining.

                               CROWE CHIZEK


                      REPORT OF INDEPENDENT AUDITORS



Board of Directors
Carpenter Manufacturing, Inc.
Mitchell, Indiana


We have audited the accompanying balance sheets of Carpenter Manufacturing, Inc. as of December 31, 1994 and 1993, and the related statements of operations and retained deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carpenter
Manufacturing, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                   /s/ Crowe, Chizek and Company
                                   Crowe, Chizek and Company

Indianapolis, Indiana
March 10, 1995, except for
Notes 4, 5 and 10 as to which
  the date is March 5, 1996.

                       CARPENTER MANUFACTURING, INC.
               STATEMENTS OF OPERATIONS AND RETAINED DEFICIT
                  Years ended December 31, 1994 and 1993

                                                      1994                          1993
                                                      ----                          ----
                                                             % to                         % to
                                             AMOUNT         SALES          AMOUNT         SALES
                                             ------         -----          ------         -----
GROSS SALES                                $ 97,043,998     100.0%       $ 78,031,825     100.0%
Competitive allowance                       (14,346,886)    (14.8)        (10,726,611)    (13.7)
                                           ------------     -----        ------------     -----
     NET SALES                               82,697,112      85.2          67,305,214      86.3

Cost of goods sold                           81,496,521      84.0          67,331,702      86.3
                                           ------------     -----        ------------     -----
GROSS MARGIN                                  1,200,591       1.2             (26,488)        -

Selling, general and administrative
     expenses                                 3,143,280       3.2           2,444,695       3.1
                                           ------------     -----        ------------     -----
OPERATING LOSS                               (1,942,689)     (2.0)         (2,471,183)     (3.1)

Other income (expense)
     Miscellaneous income                       300,634        .3             190,810        .2
     Loss on sale of receivables
       (Note 2)                                       -         -            (551,187)      (.7)
     Loss on arbitration settlement
       (Note 10)                               (286,687)      (.3)                  -         -
     Interest expense                        (1,966,137)     (2.0)         (1,625,933)     (2.1)
                                           ------------     -----        ------------     -----
                                             (1,952,190)     (2.0)         (1,986,310)     (2.6)
                                           ------------     -----        ------------     -----
LOSS BEFORE INCOME TAXES                     (3,894,879)     (4.0)         (4,457,493)     (5.7)

Income taxes (Note 9)                                 -         -                   -         -
                                           ------------     -----        ------------     -----
NET LOSS                                     (3,894,879)     (4.0)%        (4,457,493)     (5.7)%
                                                            =====                         =====
Retained deficit at beginning of
     year                                    (5,448,428)                     (990,935)
                                           ------------                  ------------
RETAINED DEFICIT AT END OF YEAR            $ (9,343,307)                 $ (5,448,428)
                                           ============                  ============

See accompanying notes to financial statements.

                       CARPENTER MANUFACTURING, INC.
                              BALANCE SHEETS
                        December 31, 1994 and 1993
                                                           1994                1993
                                                           ----                ----
ASSETS
Current assets
     Cash                                              $     16,670        $     45,812
     Accounts receivable, net of allowance for
       doubtful accounts of $54,000 in 1994
       and $30,000 in 1993 (Notes 2 and 4)                2,260,800           2,530,704
     Inventories (Notes 1 and 4)                         23,304,365          22,170,688
     Prepaid expenses                                       471,914             523,411
     Notes receivable (Note 3)                               15,174              33,952
     Other current assets                                    46,285             248,308
                                                       ------------        ------------
                                                         26,115,208          25,552,875

Property, plant and equipment (Notes 4, 5, and 6)
     Land                                                    98,590              98,590
     Building and improvements                              642,086             633,462
     Machinery and equipment                              3,110,599           2,854,781
     Construction in process                                376,958                  -
                                                       ------------        ------------
                                                          4,228,233           3,586,833
     Accumulated depreciation                             1,845,477           1,255,460
                                                       ------------        ------------
                                                          2,382,756           2,331,373

Other assets
     Organization costs - net of amortization                21,799              43,596
     Covenant not to compete - net of amortization            6,667              26,667
     Other assets                                           101,402             137,489
                                                       ------------        ------------
                                                            129,868             207,752
                                                       ------------        ------------
                                                       $ 28,627,832        $ 28,092,000
                                                       ============        ============
LIABILITIES AND SHAREHOLDER'S EQUITY
  (DEFICIT)
Current liabilities
     Note payable to bank (Note 4)                     $ 14,462,706        $ 16,298,617
     Current portion of long-term debt (Note 5)             339,174             214,518
     Current portion of capital leases (Note 6)              41,951              64,699
     Accounts payable                                     9,733,361          10,509,033
     Accounts payable, related party (Note 8)             1,108,114                  -

                                     -32-

     Accrued compensation and payroll taxes                 685,950             552,385
     Other current liabilities                            1,148,932           1,001,951
                                                       ------------        ------------
                                                         27,520,188          28,641,203

Long-term liabilities
     Long-term debt - net of current portion (Note 5)    10,228,247           4,634,026
     Capital leases - net of current portion (Note 6)        22,704              65,199
                                                       ------------        ------------
                                                         10,250,951           4,699,225

Shareholder's equity (deficit)
     Common stock, no par value; 1,100 shares
       authorized and 200 shares issued and
       outstanding                                          200,000             200,000
     Retained deficit                                    (9,343,307)         (5,448,428)
                                                       ------------        ------------
                                                         (9,143,307)         (5,248,428)
                                                       ------------        ------------

                                                       $ 28,627,832        $ 28,092,000
                                                       ============        ============

See accompanying notes to financial statements.

                       CARPENTER MANUFACTURING, INC.
                         STATEMENTS OF CASH FLOWS
                  Years ended December 31, 1994 and 1993
                                                                 1994                  1993
                                                                 ----                  ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                $ (3,894,879)         $ (4,457,593)
     Adjustments to reconcile net loss to net
       cash from operating activities
       Depreciation and amortization                              700,816               607,609
       Bad debt expense                                            32,577                55,745
       Capitalized interest expense                               168,197               357,537
       Gain on sale of property and equipment                     (36,582)              (77,662)
       Changes in assets and liabilities
          Accounts receivable                                     237,327               (10,563)
          Inventories                                          (1,133,677)           (2,031,176)
          Unbilled receivables                                         -                531,045
          Prepaid expenses                                         51,497               (43,708)
          Other current assets                                    202,023              (194,748)
          Other assets                                             36,087               (79,488)
          Accounts payable                                        332,442             3,109,431
          Accrued compensation and payroll taxes                  133,565                39,349
          Other current liabilities                               146,981               441,041
                                                             ------------          ------------
              Net cash from operating activities               (3,023,626)           (1,753,081)

CASH FLOWS FROM INVESTING ACTIVITIES
     Note receivable collections                                   18,778               128,130
     Purchase of property and equipment                          (903,028)           (1,559,252)
     Proceeds from sale of property and equipment                 229,208               918,808
                                                             ------------          ------------
       Net cash from investing activities                        (655,042)             (512,314)

CASH FLOWS FROM FINANCING ACTIVITIES
     Checks written in excess of bank balance                          -               (364,722)
     Net change in note payable to bank                        (1,835,911)           16,298,617
     Net change in note payable to bank                                -            (15,100,000)
     Long-term debt borrowings                                  5,777,078             3,259,215
     Payments on long-term debt                                  (226,398)           (1,714,794)
     Payments on capital leases                                   (65,243)              (67,109)
                                                             ------------          ------------
       Net cash from financing activities                       3,649,526             2,311,207
                                                             ------------          ------------

Net change in cash                                                (29,142)               45,812


                                     -34-

Cash at beginning of year                                          45,812                    -
                                                             ------------          ------------
CASH AT END OF YEAR                                          $     16,670          $     45,812
                                                             ============          ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
     Cash paid during the year for
       Interest                                              $  1,966,137          $  1,625,933
       Income taxes                                          $         -           $     38,378


See accompanying notes to financial statements.

                       CARPENTER MANUFACTURING, INC.
                       NOTES TO FINANCIAL STATEMENTS
                         December 31, 1994 and 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY: Carpenter Manufacturing, Inc. (the Company) is a manufacturer of school bus bodies and chassis. The bodies may be attached to either a dealer-provided or a company-produced chassis. The buses are sold, on an unsecured basis, through a nationwide network of exclusive Carpenter dealers. The Company was incorporated in 1990 and is located in Mitchell, Indiana (headquarters and primary manufacturing facility) and Richmond, Indiana (chassis manufacturing facility) (Note 10).

ACCOUNTS RECEIVABLE: A provision for credit losses on customer accounts is made in amounts required to maintain an adequate allowance to cover anticipated losses. The customer accounts are charged against the allowance when they are determined to be uncollectible.

INVENTORIES: Inventories are stated at the lower of cost or market, cost being determined by the first-in, first-out (FIFO) method.

Inventories consisted of the following at December 31, 1994 and 1993:

                                             1994               1993
                                             ----               ----
          Raw materials                 $  6,812,071        $  6,421,126
          Work in process on-line          1,942,397           1,462,624
          Work in process off-line         7,116,053           8,123,927
          Finished chassis                 5,644,075           3,241,443
          Finished bodies                  1,789,769           2,921,568
                                        ------------        ------------

                                        $ 23,304,365        $ 22,170,688
                                        ============        ============

PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost less accumulated depreciation. Expenditures for maintenance, repairs and minor renewals are charged to expense in the period incurred. Betterments and major renewals are capitalized. The cost of property, plant and equipment sold or otherwise disposed of and the accumulated depreciation applicable thereto are eliminated from the accounts, and the resulting gain or loss is reflected in current earnings. Depreciation is

                       CARPENTER MANUFACTURING, INC.
                       NOTES TO FINANCIAL STATEMENTS
                         December 31, 1994 and 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

provided for on a straight-line basis over the estimated useful lives of the various classes of assets as follows:

               Buildings and improvements    7 - 25 years
               Machinery and equipment       3 -  7 years

Depreciation expense was $659,019 and $565,812 for the years ended December 31, 1994 and 1993.

ORGANIZATIONAL COSTS: Costs incurred in the formation of the Company have been capitalized and are being amortized on a straight-line basis over 60 months. Amortization expense was $21,797 for the years ended December 31, 1994 and 1993.

COVENANT NOT TO COMPETE: As part of the purchase of Carpenter Body Works, Inc. in April 1990, the Company entered into a covenant not to compete with an officer of the predecessor company. The covenant requires the Company to pay the officer $1,667 each month for the 60 month term of the agreement. The $100,000 covenant is being amortized on a straight-line basis over the five year term of the agreement. Amortization expense was $20,000 for the years ended December 31, 1994 and 1993.

INCOME TAXES: Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

A valuation allowance is recorded, if necessary, to reduce net deferred tax assets to the amount considered more likely than not to be realizable.

PRODUCT WARRANTIES: Estimated future costs applicable to products sold under warranties are charged to expense in the year of sale.

                       CARPENTER MANUFACTURING, INC.
                       NOTES TO FINANCIAL STATEMENTS
                         December 31, 1994 and 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STATEMENTS OF CASH FLOWS: The statement of cash flows has been prepared using a definition of cash that includes deposits with an original maturity of three months or less.

RECLASSIFICATIONS: Certain reclassifications have been made to the 1993 financial statements to conform to the 1994 presentation. These reclassifications had no effect on the 1993 net income or shareholder's equity.

NOTE 2 - RECEIVABLES SOLD WITH RECOURSE

During 1993, the Company sold certain receivables with recourse to a financing institution for cash in the amount of $13,834,845. The transaction resulted in a loss in the amount of $551,187. As of December 31, 1993, all of the receivable balance has been collected. During 1994, no such transactions occurred.

NOTE 3 - NOTES RECEIVABLE

Notes receivable consist of various notes from Company dealers. The original maturities of the dealer notes range from one to three years and accrue interest at varying rates. An allowance for uncollectible notes receivable is considered unnecessary as management believes all amounts are collectible.

NOTE 4 - NOTE PAYABLE TO BANK

On December 21, 1993, the Company refinanced its line of credit with Star Bank, Cincinnati, N.A. (Star Bank). The maximum borrowing under the line of credit agreement which expires in December 1995 was $18,550,000 with $14,462,706 and $16,298,617 outstanding at December 31, 1994 and 1993, respectively. Interest on the loan balance accrues at the bank's prime rate plus one and three-quarters percent. The bank loans made under this financing agreement, which included a $550,000 term note (see Note 5), are secured by equipment, inventory, accounts receivable and general intangibles of the Company. The financing agreement has also been guaranteed by Dr. Beurt R. SerVaas, Beurt R. SerVaas Revocable Trust and SerVaas, Inc. Borrowing against the line of credit is limited to specific percentages of eligible accounts receivable and inventory.

Terms of the bank borrowings include restrictions on certain capital expenditures, minimum gross earnings levels and also require maintenance of

                       CARPENTER MANUFACTURING, INC.
                       NOTES TO FINANCIAL STATEMENTS
                         December 31, 1994 and 1993


NOTE 4 - NOTE PAYABLE TO BANK (CONTINUED)

a specified minimum tangible net worth, ratio of total liabilities to tangible net worth, turnover ratios, and fixed charge coverage.

At December 31, 1994, the Company was in technical default of several restrictive covenants contained in the line-of-credit agreement. The line-of-credit and Star Bank term debt (Note 5) was refinanced with another institution on March 5, 1996.

NOTE 5 - LONG-TERM DEBT

Long-term debt at December 31, 1994 and 1993 consists of the following:

                                                                              1994                 1993
                                                                              ----                 ----
Term loan from Star Bank guaranteed by Dr. Beurt R. SerVaas,
Beurt R. SerVaas Revocable Trust, and SerVaas, Inc.; payable in monthly installments of $15,278 plus interest at prime plus
1.75%; due January 1, 1997.  This term note is cross collateralized with the note payable to Star Bank and is subject to the restrictive
covenants described in Note 4.                                           $    381,945          $    550,000

Refinancing of trade account payable due E.I. Du Pont DeNemours &
Co., Inc.  The Company agreed to use Du Pont finishes exclusively over the term of the loan; interest at 11% payable by adding a
surcharge of 5% to future purchases; due April 1996.                           49,649               103,456

Payable to Creditors' Committee of Carpenter Body Works,
Inc. formed pursuant to the Creditors' Extension Agreement;
unsecured; subordinated to Star Bank; noninterest-bearing with interest imputed at 11.5%; single payment of $500,000 due
April 1996.                                                              $    427,428          $    387,264

Mortgage loan payable to Bank of Mitchell secured by real
estate; interest at 10.5%; monthly payments of $883 including
interest; due October 1995.                                                    90,976                91,490

Revolving loan from SerVaas, Inc.; unsecured; subordinated
to Star Bank, interest at prime plus 1.75%; due December 1996.
Interest for period May 1, 1994 through December 31, 1994 was
forgiven.                                                                   9,170,327             3,711,003

                                     -39-

Revolving loan from Carpenter Financial, Inc.; unsecured;
interest at 8%; due May 1996.                                                 281,018                 5,331

Term loan from First National Bank of Mitchell secured by
specific vehicles, interest at 8.9%; monthly payments of
$638 including interest; due May 1997.                                         16,078                    -

Term loan from the City of Richmond, Indiana secured by
certain fixed assets; interest at 4.0%; monthly payments of
$2,050 including interest; due December 2001.                                 150,000                    -
                                                                         ------------          ------------
                                                                           10,567,421             4,848,544
Current maturities                                                            339,174               214,518
                                                                         ------------          ------------

     Long-term debt, net                                                 $ 10,228,247          $  4,634,026
                                                                         ============          ============

Scheduled principal payments are due on the outstanding long-term debt as follows:

                    YEAR                  AMOUNT
                    ----                  ------
                    1995              $     339,174
                    1996                10,098,516
                    1997                    38,924
                    1998                    21,361
                    1999                    22,231
                    Thereafter              47,215
                                      ------------
                                      $ 10,567,421
                                      ------------

NOTE 6 - CAPITAL LEASES

Certain of the Company's equipment leases qualify as capital leases. The Company has included these leases in property, plant and equipment as follows:

                       CARPENTER MANUFACTURING, INC.
                       NOTES TO FINANCIAL STATEMENTS
                         December 31, 1994 and 1993


NOTE 6 - CAPITAL LEASES (CONTINUED)

                                                     1994            1993
                                                     ----            ----
       Machinery and equipment                    $ 171,558        $ 288,920
       Accumulated depreciation                      97,003          114,720
                                                  ---------        ---------
          Net leased machinery and equipment      $  74,555        $ 174,200
                                                  =========        =========

The following is a schedule by year of future minimum lease payments under these capital leases together with the present value of net minimum lease payments at December 31, 1994:

               YEAR                                    AMOUNT
               ----                                    ------
               1995                                   $ 46,848
               1996                                     10,860
               1997                                      8,527
               1998                                      6,893
                                                      --------
                    Total minimum lease payments        73,128

          Amount representing interest                   8,473
                                                      --------
               Present value of minimum
                 lease payments                       $ 64,655
                                                      ========

NOTE 7 - OPERATING LEASES

The Company leases property and equipment under operating lease agreements. All leases generally provide that the Company shall pay the cost of utilities, insurance, taxes and maintenance. Rent expense for the years ended December 31, 1994 and 1993 totaled $432,551 and $142,354, respectively (Note 8).

                       CARPENTER MANUFACTURING, INC.
                       NOTES TO FINANCIAL STATEMENTS
                         December 31, 1994 and 1993


NOTE 7 - OPERATING LEASES (CONTINUED)

A summary of future minimum operating lease obligations follows:

                      1995                   $   468,510
                      1996                       402,994
                      1997                       316,933
                      1998                       294,316
                      1999                       290,945
                      Thereafter                 176,500
                                             -----------
                                             $ 1,950,198
                                             ===========

NOTE 8 - RELATED PARTY TRANSACTIONS

During 1994 and 1993, the Company had the following account balances and transactions with various companies which share common management and ownership:

                                                            1994             1993
                                                            ----             ----
          Accounts payable - trade                     $     33,908      $    34,761
                                                       ------------      -----------
          Accounts payable - other                     $  1,108,114      $         -
                                                       ------------      -----------
          Sales                                        $ 11,677,145      $ 1,246,485
                                                       ------------      -----------
          Dealer incentives                            $    164,196      $         -
                                                       ------------      -----------
          Rents (Note 7)                               $     68,948      $         -
                                                       ------------      -----------
          Consulting and other purchased services      $     18,663      $   122,401
                                                       ------------      -----------




                                     -42-

          Interest expense                             $    168,197      $   357,537
                                                       ------------      -----------
          Notes payable                                $  9,451,345      $ 3,716,334
                                                       ------------      -----------

During 1994, the Company entered into an agreement with Carpenter Acceptance Corporation (CAC), a related party, to sell complete and partially completed buses to CAC as a Company dealer. Under the agreement, the units are sold to CAC without recourse and the Company has no real or contingent liability associated with the debt used by CAC to purchase the units. The agreement does require the Company to pay a Dealer Incentive fee to CAC based on the volume of purchases made and certain costs incurred. However, CAC has no obligation to purchase specific units nor are they committed to any minimum purchase obligation.

NOTE 9 - INCOME TAXES

The net deferred taxes in the accompanying balance sheet include the following at December 31:

                                                   1994                 1993
                                                   ----                 ----
          Deferred tax liabilities            $   (158,300)        $   (170,901)
          Deferred tax assets                    3,347,800            2,316,480
          Valuation allowance for deferred
            tax assets                          (3,189,500)          (2,145,579)
                                              ------------         ------------
               Net deferred taxes             $          -         $          -
                                              ============         ============
          Change in valuation allowance       $  1,043,921         $  1,841,531
                                              ============         ============

Temporary differences resulting in the deferred tax assets and liabilities are depreciation, valuation allowances and accrued expenses.

As of December 31, 1994, the Company had net operating losses available for carry forward as follows:

                       CARPENTER MANUFACTURING, INC.
                       NOTES TO FINANCIAL STATEMENTS
                         December 31, 1994 and 1993


NOTE 9 - INCOME TAXES (CONTINUED)

                     YEAR OF                NET OPERATING
                    EXPIRATION                  LOSSES
                    ----------                  ------
                      2007                 $   391,414
                      2008                       1,538
                      2008                   4,250,378
                      2010                   2,278,879
                                           -----------
                                           $ 6,922,209
                                           ===========

NOTE 10 - SUBSEQUENT EVENTS

ARBITRATION SETTLEMENT - During March 1995, a dispute regarding royalties due under a 1992 purchase agreement was settled in arbitration resulting in an additional liability to the Company of $286,687. The liability has been accrued at December 31, 1994.

CAPITAL RESTRUCTURING - Effective January 1, 1995, the Company entered into a transaction with The Curtis Publishing Company, a related party, whereby 150 shares of newly issued stock in Carpenter Manufacturing, Inc. were exchanged for 800 shares of stock in Curtis International, Inc., a related party, owned by The Curtis Publishing Company. This will result in Carpenter Manufacturing, Inc. owning 80% of the outstanding stock of Curtis International, Inc. The acquisition will be accounted for as a pooling of interests.

Below is a summary of the pro forma condensed consolidated results of operations and Carpenter Manufacturing, Inc. and Curtis International, Inc. for the years ended December 31, 1994 and 1993 and the pro forma condensed consolidated statement of financial position of the Companies as of December 31, 1994 and 1993.

                       CARPENTER MANUFACTURING, INC.
                       NOTES TO FINANCIAL STATEMENTS
                         December 31, 1994 and 1993


NOTE 10 - SUBSEQUENT EVENTS (CONTINUED)

                             OPERATIONAL DATA
                                           1994               1993
                                           ----               ----
Revenues                               $ 163,821,291     $ 141,104,370
Net loss                                  (1,102,916)       (4,184,951)

                          FINANCIAL POSITION DATA
                                          1994               1993
                                          ----               ----
ASSETS
Current assets                       $ 45,243,454        $ 43,192,064
Property - net                         32,235,369          34,095,944
Other long-term assets                    149,045             335,981
                                     ------------        ------------
                                     $ 77,627,868        $ 77,623,989
                                     ============        ============
LIABILITIES AND SHAREHOLDERS'
 EQUITY (DEFICIT)
Current liabilities                  $ 55,468,490        $ 55,462,279
Long-term debt                          6,463,836          11,520,567
Other long-term liabilities             4,808,348           4,110,358
Subordinated debt                       9,170,327           3,711,003
Shareholders' equity                    1,716,867           2,819,782
                                     ------------        ------------
                                     $ 77,627,868        $ 77,623,989
                                     ============        ============

SALE OF PRODUCT LINE: During March 1995, the Company agreed to sell approximately $1,400,000 of inventory and materials related to the production of certain bus chassis. No loss is anticipated on the sale.

RELOCATION: During 1995, the Company decided to close its Mitchell, Indiana facility and consolidated all manufacturing and administrative activity in Richmond, Indiana.

                       CARPENTER MANUFACTURING, INC.
                       NOTES TO FINANCIAL STATEMENTS
                         December 31, 1994 and 1993


NOTE 10 - SUBSEQUENT EVENTS (CONTINUED)

REFINANCING: The Company refinanced its line-of-credit agreement and term debt with Star Bank on March 5, 1996 (Notes 4 and 5).

NOTE 11 - DEFINED CONTRIBUTION PLAN

The Company sponsors a defined contribution profit sharing plan with 401(k) provisions for all employees of the corporation who have met certain requirements for participation. Employees may make contributions to the plan up to the lesser of 15% of their annual salary or $9,240 in 1994 and $8,994 in 1993. The Company may make discretionary contributions from net profits or accumulated earnings as determined by the Board of Directors. The Company made no contributions to the plan for the years ended December 31, 1994 or 1993.

NOTE 12 - SELF-INSURED HEALTH PLAN

The Company self insures its group health plan. The annual liability for each employee is limited to $125,000 by a stop loss insurance policy.

NOTE 13 - POSTRETIREMENT HEALTHCARE AND OTHER BENEFITS

The Company provides certain healthcare and life insurance benefits for retired employees. Substantially all of the Company's employees may become eligible for those benefits if they reach normal retirement age while working for the Company. The cost of retiree healthcare and life insurance benefits is recognized as expense as claims are paid.

In December 1990, the Financial Accounting Standards Board issued new guidance which requires companies to accrue such costs during employee service periods. The Company is required to adopt this new guidance in 1995.

NOTE 14 - CONTINGENCIES

In the normal course of business, the Company is subject to various claims, assessments and litigation. In the opinion of management, losses, if any, resulting from current litigation and other contingencies would not have a material effect on the accompanying financial statements.

                           SPARTAN MOTORS, INC.
                      CONSOLIDATED INCOME STATEMENTS
                                (Unaudited)
                                                HISTORICAL          PRO FORMA         PRO FORMA
                                                   1996            ADJUSTMENTS           1996
                                                ----------         -----------        ---------
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues
       Net Sales                                 $ 174,677                            $ 174,677
       Other Income                                  1,149          $    (25)             1,124
                                                 ---------          --------          ---------
          Total                                    175,826               (25)           175,801

Cost and Expenses
       Cost of Products Sold                       148,629                              148,629
       Research and Development                      4,194                                4,194
       Selling, General and Administrative          14,264                               14,264
       Interest                                        464               284                748
       Loss on Closure of Mexican
         Subsidiary                                  4,423                                4,423
                                                 ---------          --------          ---------
          Total                                    171,974               284            172,258

Equity in loss of Carpenter Industries LLC
       (33 1/3% owned)                                  --             6,280              6,280

Income from Operations before Income             ---------          --------          ---------
       Taxes                                         3,852            (6,589)            (2,737)

Taxes on Income                                      1,532              (117)             1,415
                                                 ---------          --------          ---------
Net Earnings                                     $   2,320          $ (6,472)         $  (4,152)
                                                 =========          ========          =========
Earnings per Share                                    0.18                                (0.33)

Weighted Average Common Shares
       Outstanding                                  12,541

                           SPARTAN MOTORS, INC.
                        CONSOLIDATED BALANCE SHEETS
                                (Unaudited)
                                                    HISTORICAL          PRO FORMA         PRO FORMA
                                                       1996            ADJUSTMENTS           1996
                                                    ----------         -----------        ---------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS
       Cash                                          $  4,912                                4,912
       Marketable Securities                            8,956           $ (5,000)            3,956
       Accounts Receivable                             26,300                               26,300
       Inventories                                     24,284                               24,284
       Federal Taxes Receivable Net of valuation          925                                  925
       Other Current Assets                             1,064                                1,064
       Deferred Tax Benefit                             1,472                 --             1,472
                                                     --------           --------          --------
          Total Current Assets                         67,912             (5,000)           62,912

       Property Plan and Equipment                     11,403                               11,403
       Other Assets                                       368                                  368
       Investment in Carpenter Industries                  --              3,528             3,528
                                                     --------           --------          --------
          Total Assets                               $ 79,683           $ (1,472)           78,212
                                                     ========           ========          ========
LIABILITIES
       Notes Payable to Bank
       Accounts Payable                              $  6,264                                6,264
       Accrued Warranty Expense                         2,003                                2,003
       Accrued Customer Rebates                           480                                  480
       Other Current Liabilities and Accruals           2,059                                2,059
       Accrued Compensation & Related Taxes             1,034                                1,034
       Accrued Vacation                                   645                                  645
       Current Portion of LTD                             586           $  1,000             1,586
                                                     --------           --------          --------
          Total Current Liabilities                  $ 13,072           $  1,000            14,072

       Long Term Debt less:  Current                    5,207              4,000             9,207

SHAREHOLDERS' EQUITY
       Common Stock                                       124                                  124
       Additional Paid in Capital                      21,066
       Retained Earnings                               40,195             (6,472)           33,723
       Valuation Allowance                                 20                                   20
       Cumulative Translation adjustment                   --                                   --
                                                     --------           --------          --------


                                     -48-

          Total Shareholders' Equity                   61,405             (6,472)           33,867
                                                     --------           --------          --------
                                                     --------           --------          --------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY             $ 79,683           $ (1,472)         $ 57,145
                                                     ========           ========          ========

                                NOTES TO PRO FORMA
                               FINANCIAL STATEMENTS


NOTE 1

     The following adjustments have been made to reflect the pro forma effect of the acquisition of 33% of Carpenter Industries as if the acquisition was consummated as of January 1, 1996.

          Income Statement                                            $  -000

               Interest Expense on $5,000,000 indebtedness               (284)
               Five year term debt at 75 basis points above Libor.

               Interest Income reduction on $5,000,000 of                (325)
                    marketable securities at 6.5%

               Management fees to Spartan from Carpenter                  300
                    per agreement.

               Income tax effect on above adjustments at 38%              117

               33% of 1996 earnings of Carpenter Industries            (6,280)
                                                                      -------
                    Net change based on Pro Forma                      (6,472)
                                                                      -------

          Balance Sheet

               Marketable Securities liquidated to fund 50%            (5,000)
                    of acquisition.

               Long term debt to finance 50% of acquisition             5,000

               Retained Earnings to reflect decrease in Income         (6,471)










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
                               EXHIBIT INDEX


EXHIBIT                                  DOCUMENT
-------                                  --------

23.1           Consent of Birk Gross Bell & Coulter, P.C. dated March 27,
               1997.

23.2           Consent of Crowe, Chizek and Company dated March 31, 1997.







































                                     -51-